As filed with the Securities and Exchange Commission on May 29, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NUANCE COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3208477
(State of incorporation)	(I.R.S. Employer Identification Number)

1005 Hamilton Court

Menlo Park, California 94025

(Address of principal executive offices)

2000 Stock Plan

2000 Employee Stock Purchase Plan

(Full title of the plan(s))

Charles Berger

President and Chief Executive Officer

Nuance Communications, Inc.

1005 Hamilton Court

Menlo Park, California 94025

(Name and address of agent for service)

(650) 847-0000

(Telephone number, including area code, of agent for service)

Copy to:

Steven E. Bochner, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share Reserved under the 2000 Stock Plan	2,050,934 shares	$4.45(2)	$9,126,656.30	$738.35

Reserved under the 2000 Employee Stock Purchase Plan	683,644 shares	$3.78(3)	$2,584,174.32	$209.06

(1)	For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals.

(2)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $4.45 per share, the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on May 23, 2003.

(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $3.78 per share (85% of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on May 23, 2003). Pursuant to the 2000 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the first day of each offering period or the last day of each offering period.

NUANCE COMMUNICATIONS, INC.

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

We incorporate by reference into this Registration Statement the following documents and information filed by Nuance Communications, Inc. with the Securities and Exchange Commission (the “Commission”):

(a)	Our Annual Report on Form 10-K, for the year ended December 31, 2002, filed with the Commission on March 31, 2003.

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Commission on May 15, 2003. In addition, our Current Report on Form 8-K, filed with the Commission on April 24, 2003.

(c)	The description of the common shares contained in our Registration Statement on Form 8-A, filed with the Commission on April 3, 2000, including any reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that includes that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 5.    Interests of Named Experts and Counsel.

The consolidated financial statements of the Registrant for fiscal years 2000 and 2001 incorporated into this Registration Statement by reference to our Annual Report on Form 10-K for the year ended December 31, 2002 were audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and have been so incorporated in reliance on the authority of said firm as experts in giving said report. After reasonable efforts, we have not been able to obtain the written consent of Arthur Andersen LLP as required by Section 7 of the Securities Act of 1933, as amended (the “Securities Act”). Because this Registration Statement does not contain a written consent from Arthur Andersen LLP, it is possible that Arthur Andersen LLP might assert that any right of recovery against them under Section 11(a) of the Securities Act could be limited. However, in the event that any claims under Section 11(a) of the Securities Act are brought, other persons who may be subject to such claims, including our officers and directors, may still rely on Arthur Andersen LLP’s original audit report as being made by an expert for purposes of establishing a due diligence defense under Section 11(b) of the Securities Act. In addition, Arthur Andersen LLP was convicted on June 15, 2002 of federal obstruction of justice. Investors may have no effective remedy against Arthur Andersen LLP in connection with any claims, particularly in the event that Arthur Andersen LLP ceases to exist or becomes insolvent.

Item 8.    Exhibits.

Exhibit Number		Description
3.1	*	Restated Certificate of Incorporation of Registrant.
3.2	**	Bylaws of Registrant.
5.1		Opinion of Counsel as to legality of securities being registered.
10.1	*	2000 Stock Plan.
10.2	***	2000 Employee Stock Purchase Plan, as amended, and related subscription agreement.
23.1		Independent Auditors’ Consent.
23.2		Consent of Counsel (contained in Exhibit 5.1).
24.1		Power of Attorney (see page II-3 of the Registration Statement).

(*)	Incorporated by reference to Registrant’s Registration Statement on Form S-1 (File No. 333-96217), as declared effective by the Commission on April 12, 2000.

(**)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Commission on March 31, 2003.

(***)	Incorporated by reference to Registrant’s Registration Statement on Form S-8 (File No. 333-38532), filed with the Commission on June 2, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 29th day of May, 2003.

NUANCE COMMUNICATIONS, INC.

By:	/S/ KAREN BLASING

Karen Blasing
Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Berger and Karen Blasing, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ CHARLES BERGER Charles Berger	President, Chief Executive Officer and Director	May 29, 2003

/S/ KAREN BLASING Karen Blasing	Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)	May 29, 2003

/S/ RONALD CROEN Ronald Croen	Chairman of the Board of Directors	May 29, 2003

/S/ VINTON CERF Dr. Vinton Cerf	Director	May 29, 2003

/S/ CURTIS CARLSON Dr. Curtis Carlson	Director	May 29, 2003

/S/ IRWIN FEDERMAN Irwin Federman	Director	May 29, 2003

/S/ ALAN HERZIG Alan Herzig	Director	May 29, 2003

/S/ GARY MORGENTHALER Gary Morgenthaler	Director	May 29, 2003

/S/ PHILIP QUIGLEY Philip Quigley	Director	May 29, 2003

INDEX TO EXHIBITS

Exhibit Number		Description
3.1	*	Restated Certificate of Incorporation of Registrant.
3.2	**	Bylaws of Registrant.
5.1		Opinion of Counsel as to legality of securities being registered.
10.1	*	2000 Stock Plan.
10.2	***	2000 Employee Stock Purchase Plan, as amended, and related subscription agreement.
23.1		Independent Auditors’ Consent.
23.2		Consent of Counsel (contained in Exhibit 5.1).
24.1		Power of Attorney (see page II-3 of the Registration Statement).

(*)	Incorporated by reference to Registrant’s Registration Statement on Form S-1 (File No. 333-96217), as declared effective by the Commission on April 12, 2000.

(**)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Commission on March 31, 2003.

(***)	Incorporated by reference to Registrant’s Registration Statement on Form S-8 (File No. 333-38532), filed with the Commission on June 2, 2000.

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